Exhibit 99.2

Prepared Remarks of Edison International CEO and CFO
Fourth Quarter 2019 Earnings Teleconference
February 27, 2020, 1:30 p.m. (PST)

Pedro Pizarro, President and Chief Executive Officer, Edison International
Today, Edison International reported core EPS of $4.70 for 2019 compared to $4.15 a year ago. The increase in core EPS was primarily due to the approval of the 2018 General Rate Case and higher FERC revenues. This was partially offset by higher wildfire mitigation costs and an increase in the number of shares outstanding. Maria will discuss our financial performance in more detail during her remarks.
We believe that SCE and California are beginning 2020 with a very different wildfire risk profile than the previous two years. Edison particularly commends the State’s efforts on wildfire suppression and the improved coordination among utility, state and local emergency management personnel. Also, the State’s enactment of Assembly Bill 1054 had a stabilizing effect on the financial health of California’s investor-owned utilities.
We have been pleased with the continued implementation of the AB 1054 regulatory framework. This includes the issuance of our safety certification last year, the appointments to the new California Catastrophe Response Council and Wildfire Safety Advisory Board, and our recently filed 2020-2022 Wildfire Mitigation Plan. We also are encouraged by the CPUC’s timely approval of SCE’s 2020 Cost of Capital application and the proposed schedule for SCE’s 2021 General Rate Case. However, much work remains to be done. For SCE, this particularly means obtaining decisions on outstanding proceedings at the CPUC. This includes the Grid Safety and Resiliency Program settlement, SCE’s Wildfire Expense Memorandum Account application, the capital structure waiver application related to the accounting for our 2017 and 2018 charges, and the litigation of the various phases of SCE’s 2021 GRC application. Additionally, in 2020, SCE expects to continue to work with legislators, regulators and communities to improve public safety power shutoff, or PSPS, related operations. At the same time, we are moving forward with our vision for a sustainable and clean energy future. I will discuss more about this later.

This past year, SCE aggressively executed the comprehensive wildfire mitigation strategy laid out in our Grid Safety and Resiliency Program and 2019 Wildfire Mitigation Plan. Since 2018, SCE has installed more than 500 miles of covered conductor, over 480 micro weather stations and more than 160 high-definition cameras covering 90 percent of high fire risk areas, reaching our effective saturation point for cameras. We were able to go beyond the compliance targets in our 2019 WMP in many areas as we work to reduce wildfire risk as quickly as possible. We also completed enhanced inspection of all of our overhead infrastructure in our high fire risk areas during the first five months of the year. In the past, this would have been performed over a five-year period.
SCE’s recently filed 2020-2022 Wildfire Mitigation Plan will advance our risk-prioritization approach. This plan includes ground-based and aerial inspections for higher-risk transmission and distribution assets beyond standard inspection cycles, building on the lessons learned from our comprehensive enhanced overhead inspection program in 2019. The plan also calls for us to further harden infrastructure, bolster situational awareness capabilities and enhance operational practices while harnessing data analytics and technology. The plan includes specific metrics that provide transparency to the public and other stakeholders and will enable the CPUC to evaluate SCE’s performance. In our filing, SCE has proposed spending approximately $3.8 billion in capital and O&M over the 3-year plan period.
Last October, parts of our service territory faced many days of elevated wildfire threat conditions marked by severe winds, low humidity and dry fuel. During these periods, SCE exercised our PSPS protocols to protect the public from the risk of electric equipment causing a fire. Patrols conducted after those PSPS events found over 40 impacts from the severe conditions, including equipment damage and tree branches contacting power lines. This further validated the importance of preventive de-energization as a safety measure under severe weather conditions.
SCE understands that PSPS can be a hardship for our customers and communities. We utilized an extensive community outreach effort to help customers prepare for these events. We have learned from these experiences and are working to improve our wildfire mitigation and

PSPS resilience capabilities. Our number one priority continues to be the safety of the public, our customers, employees and first responders. SCE has also spent significant time educating customers, communities, and state and local government officials on our PSPS-related efforts to demonstrate the vast amount of work and data analysis that go into our decision-making on PSPS events. As more mitigations are deployed, we expect to reduce the scope and impact of PSPS, but PSPS will have to remain available as a tool to mitigate wildfire risk during severe weather and high Fire Potential Index events.
I would now like to give you an update on our accounting reserve related to the 2017 and 2018 wildfire and mudslide events. You will recall that in the fourth quarter of 2018, SCE recorded a gross liability of $4.7 billion for the low end of the estimable loss range for these events. We regularly re-assess this reserve, which includes our internal assessment of damage estimates, known and expected third-party claims, litigation proceedings and risks, and prior experience litigating and settling wildfire related claims.
In our latest assessment, we increased the estimated losses for claims related to the 2017 and 2018 wildfire and mudslide events by $232 million to a gross estimate of $4.9 billion. While this estimate is determined on an aggregate basis, some of the factors we evaluated in connection with the review contributed to a significant increase in certain loss estimates, while others contributed to a significant decrease. Also, we lowered our accrued liabilities by the $360 million settlement reached in the fourth quarter with a number of local public entities. These changes led to a revised pre-tax accrued liability of $4.5 billion for the 2017 and 2018 wildfire and mudslide events. After adjusting this gross liability for $1.6 billion of remaining insurance coverage and $149 million for a FERC regulatory asset, the net after-tax charge for these events is $1.98 billion, which is an increase of $157 million from our previous estimate.
I would now like to provide an update on our operational and service excellence efforts and a few of the key non-financial metrics our Board uses in measuring our performance. Operational and service excellence starts with the safety of our workers and our communities. This is a major priority across our company and is at the top of our core values. Our 2019 performance on worker safety had mixed results. While we did not have any employee fatalities, there were three worker fatalities among our contractor workforce. The number of serious SCE employee injuries in 2019 fell by more than 50 percent from 2018, but our rate of injuries leading to days away, on restricted duty, or transferred – known as the “DART” rate – was worse than our target. We did, however, successfully complete an enterprise-wide safety culture training program that has received strong reviews from our employees and lays a foundation for long-term improvement.
Our goals related to improving public safety are tied to the implementation of the wildfire resiliency measures outlined in our GSRP and 2019 Wildfire Mitigation Plan. We made significant progress in these areas as I discussed earlier. Among other key measures, our customer satisfaction and system reliability fell short of our targets. Our performance was heavily impacted by maintenance and repair activities related to wildfire mitigation, the installation of new equipment to harden our electric system, and PSPS de-energizations to safeguard our communities during dangerous fire weather conditions.
We also deployed additional digital technologies to transform processes across our business and improve the quality and efficiency of our operations. For example, we rolled out new mobile solutions to support our enhanced overhead inspections and used robotic process automation to improve outage notification to customers.
We continued our focus on sustainability, particularly on addressing climate change. We are committed to delivering 60 percent renewable power by 2030 and 100 percent clean energy by 2045, which are among the most aggressive targets in the industry. Last quarter, I announced the release of our Pathway 2045 white paper, which shows the changes required across California’s economy to meet the state’s 2045 carbon neutrality goals will be profound. We are focused on doing our part, such as accelerating transportation electrification. Today, SCE is implementing the largest electric truck and transit utility initiative in the nation by installing charging infrastructure to support approximately 8,500 medium- and heavy-duty vehicles at 870 sites by 2024, through our $356 million Charge Ready Transport program. We are also awaiting CPUC approval for our $750 million Charge Ready 2 application that will support over 50,000 passenger vehicle chargers. We believe this is just a fraction of the new technologies and infrastructure that will be needed to support California’s economy in the years ahead, which further underscores the need for resilient and financially strong utilities.
To conclude, we are making significant investments over the near-term in grid hardening and resiliency. At the same time, we continue to see significant long-term investment opportunities in our business related to addressing California’s 2045 climate goals. We have a robust capital program over the next few years that, if approved, will invest more than $5 billion annually on infrastructure replacement, transportation electrification, transmission infrastructure and wildfire mitigation.
As you can see, we have a continuing focus on safety and resiliency, operational excellence and strategic advancement of policy objectives. Our near-term priorities to improve safety and mitigate wildfire risk will enable the reliable and resilient grid that is needed to accelerate toward the state’s clean energy goals and achieve our Pathway 2045 vision for California, including increased use of zero-carbon resources and broad electrification of the economy.

Maria Rigatti, Executive Vice President and Chief Financial Officer, Edison International
My comments today will cover fourth quarter and full year 2019 results, our capital expenditure and rate base forecast, 2020 EPS guidance and financing framework. As we have said, year-over-year comparisons for 2019 are less meaningful given the timing of the 2018 GRC decision.
Please turn to page 2.
For the fourth quarter 2019, Edison International reported core earnings of 99 cents per share, which was 5 cents higher than the same period last year. From the table on the right-hand side, you will see that SCE had a core EPS variance of positive 7 cents year-over-year. This was primarily driven by 17 cents of higher EPS from SCE core activities which was partially offset by 10 cents of dilution from an increase in shares outstanding. There are a few items that accounted for the majority of the EPS variance at SCE.

To begin with, higher revenues had a positive variance of 32 cents. This was primarily driven by 19 cents of higher CPUC revenues largely as a result of the GRC escalation mechanism and lower income tax benefits refunded to customers in our tax balancing account which is offset in income taxes. FERC revenues had a positive variance of 13 cents due to higher expenses, rate base growth and increased ROE from the 2019 settlement of the 2018 Formula Rate proceeding.
Higher O&M expenses negatively impacted year-over-year EPS by 3 cents. This was largely driven by an increase in wildfire mitigation expenses. I will discuss more about this when we cover full-year variances.
During the quarter, we recorded a 5-cent charge for the self-insured retention under our wildfire insurance, primarily related to 2019 wildfires. We treated this charge as core to remain consistent with how we treat deductibles for expenses that are covered by insurance. Higher net financing costs related to increased borrowings had a negative 3 cents impact. There was also a 7 cent lower income tax benefit, which primarily reflects tax benefits captured through our tax balancing account as noted earlier.
EIX Parent and Other had a negative 2 cents core variance in the quarter. This was largely due to 7 cents of higher interest expense related to increased borrowings, partially offset by a 5 cents positive variance at Edison Energy due to the 2018 goodwill impairment.
Please turn to page 3. For the full year 2019, Edison International core earnings per share increased 55 cents to $4.70 per share. This includes an improvement in core earnings of 59 cents at SCE partly offset by higher EIX Parent and Other costs of 4 cents. While the full year and fourth quarter earnings analysis are largely consistent, I will highlight a few areas. You will see a positive 20 cents impact from the retroactive application of the 2018 GRC decision that was recorded in Q2. Also, we have positive 13 cents in FERC revenues related to SCE’s 2018 Formula Rate settlement, which includes 10 cents we recorded in the third quarter. Finally, for the year, there was a positive 14 cents income tax variance primarily related to benefits that are passed back to customers through the tax balancing account, with no impact on earnings.

Related specifically to wildfire mitigation activities, for the full year, we recorded expenses of $519 million to the related memo accounts. We recorded regulatory assets for $400 million of the spend that most closely resemble historical precedents. As you know, a regulatory asset is only recorded when there is objectively verifiable precedent for recovery. We have not recorded a regulatory asset for the remaining $119 million, pre-tax, and I would like to provide some additional context for these amounts which are reflected in O&M expenses for the year.
The scale of this mitigation effort is unlike what we have seen in the past and there are some activities for which there is no historical precedent. During the year, we had to increase crews, project management personnel and other human resources to execute our wildfire mitigation programs. We also managed and sequenced the work in order to reduce risk as quickly as possible which also contributed to higher costs. The higher volume of work that drove increases in crew, human resource and execution costs in high fire risk areas also drove increased costs in non-high fire risk areas. We don’t have a precedent where incremental cost impacts in one program or geographic area drive incremental costs in another area. So, we have not recorded regulatory assets for all the costs incurred, particularly the incremental costs in non-high fire risk areas. However, SCE is seeking full recovery of these costs through separate tracks of the 2021 GRC.
Page 4 shows SCE’s capital expenditure forecast. This includes CPUC-jurisdictional GRC capital expenditures, certain non-GRC CPUC capital spending and FERC capital spending. From 2020 through 2023, we are forecasting a robust $19.4 to $21.2 billion capital program. This represents an increase of approximately $200 million from our previous forecast and is primarily due to higher spending on wildfire mitigation.
In January, the CPUC extended the GRC cycle by adding a fourth year for SCE and other large utilities. As a result, SCE is required to file an amendment to its 2021 GRC application to add an attrition year for 2024. We are awaiting further direction from the Commission on the timing of this amendment.

On page 5, we show SCE’s rate base forecast. At the capital expenditure levels requested in the 2021 GRC, total weighted-average CPUC- and FERC-jurisdictional rate base will increase to $41 billion by 2023. Spanning two rate case periods, this represents a six-year compound annual growth rate of 7.5% at the request level. To develop a range of outcomes, management is applying a 10% reduction to the rate base forecast, based on our historical experience of previously authorized amounts and other operational considerations. At this level, SCE’s rate base forecast reflects a compound annual growth rate of 6.6%.
Pages 6 and 7 show our 2020 guidance and the key assumptions for modeling purposes. As we have in the past, let’s begin with rate base earnings. This reflects the CPUC jurisdictional rate base authorized in the 2018 GRC as well as the recently approved ROE and capital structure from the 2020 Cost of Capital decision. We settled the 2018 transmission rate case and that rate was in effect until early November 2019. However, we have not yet resolved the subsequent case and had to make an assumption regarding the FERC ROE in 2020. As you know, FERC has varied its approach to determining ROE over the past few years and its approach remains unsettled, with FERC currently considering rehearing requests to the MISO Order. We believe that methodologies resulting in FERC ROEs lower than state-level ROEs will result in sub-optimal investment decisions. At this time, we are basing guidance on a 2020 FERC ROE that is comparable to our CPUC ROE of 10.3%. Finally, FERC has historically used recorded capital structure to determine revenues. This is forecasted at 47% in 2020 and does not benefit from the CPUC exclusions related to AB 1054 and other items. Based on the actual 2019 weighted average share count of 339.7 million, these items result in a rate base EPS outlook of $5.17.
Let’s next discuss SCE operating and financial variances which add to rate base earnings. This is forecasted at a net contribution of 20 cents, which is not as large as we have seen in some prior years. There are a number of drivers to this. First, as noted earlier, on January 1, the CPUC cost of capital decision was implemented, and the embedded cost of debt and preferred equity were adjusted to actual, reducing previous financing benefits. On the operating side, we continue to manage costs, which ultimately benefits our customers. However, 14 cents of costs related to wildfire mitigation activities represent a larger offset to other items, such as AFUDC, than we have seen historically. As I discussed earlier, we will pursue recovery of these incremental costs that we record in wildfire memo accounts. However, lacking a historical precedent, we do not assume we will meet the accounting requirements for deferral. We expect the drag related to wildfire mitigation activities to be removed in 2021 since the costs are included in the 2021 GRC revenue request. Finally, we also include 2 cents related to expected energy efficiency earnings.
Moving to the right in the chart – SB 901 and AB 1054 included certain items that are not recovered in rates. In 2020 guidance, we highlight the annualized cost of interest expense related to the wildfire insurance fund contribution and the non-recovery of disallowed executive compensation. These amount to a total drag of 10 cents.
Finally, for EIX Parent and Other, we expect a total drag of 41 cents. This includes holdco and other operating expenses at the previously communicated rate of approximately 1 cent per month, or 14 cents for the year. The balance of 27 cents is the after-tax interest cost, including the expected impact of the $400 million debt issuance that is part of the 2020 financing plan. The impact from share count dilution in 2020 can be broken down into two areas. The first is the full year impact of the shares issued in 2019 and this translates to 30 cents. The second area is the impact related to the $800 million equity issuance in 2020. This results in another 9 cents of dilution in our 2020 EPS guidance. I will discuss the 2020 financing plan that relates to these debt and equity assumptions embedded in guidance in a moment.
Overall, this results in 2020 EPS guidance of $4.47/share with a range of $4.32 – $4.62/share. This range is slightly wider than in the past and accommodates the large number of items that are being resolved in proceedings outside our typical General Rate Case.
Please turn to slide 8 and we will discuss the rationale and strategy for our 2020 funding plan and longer-term outlook. The objective is to provide details regarding 2020 as well as a framework that informs our longer-term approach. Over the past two years, there have been some unique issues that have informed our financing plans, including the Wildfire Insurance Fund contribution. One constant has been the robust level of capital spending required to make our grid more resilient and prepare for the clean energy future.

As we discussed earlier, SCE is estimating approximately $5 billion per year of capital spending over the next several years. One key part of our framework is to deliver on these capital plans while we maintain investment grade ratings at both SCE and EIX. That overarching tenet informs the 2020 financing plan and will also influence us in the longer run as we are targeting a long-term FFO-to-debt ratio of 15-17%. We also look forward to a point when this ratio level will be supportive of a ratings improvement as the rating agencies’ view of wildfire risk and their general California outlook further improves.
This longer-term ratings framework has implications for our near-term financing plan. First, we are spending significant amounts on wildfire mitigation and wildfire insurance and those amounts are not yet being recovered in rates. Even though we expect the Commission to begin addressing some of the amounts this year, and while this spending provides additional operational risk mitigation, these items will continue to challenge our near-term credit metrics until the proceedings are resolved and the balances are worked down. Second, while very few claims have yet been paid related to the 2017-18 events, some rating agencies are burdening our credit metrics with imputed debt equivalent to their assumptions around our liability to pay those claims.
With this framework and factors in mind, the holdco financing plan for 2020 includes $800 million in equity of which $600 million supports the growth capital need at SCE. The remaining $200 million is a carry-over related to the equity plan we disclosed in 2019 that we expect to complete this year. We have the flexibility to address this total equity need through a variety of approaches including our ATM and internal programs. The plan also includes $400 million of debt as mentioned earlier.
In 2019, we deployed significant capital to meet our customers’ needs and we expect this need to continue. Given this level of growth at the utility, our dividend payout ratio and current ratings, as supported by the 2020 equity issuance, we expect minimal equity requirements to fund our ongoing capital expenditures program beyond 2020. With regard to wildfire-related costs, this financing plan is also predicated on requested cost recovery on the memorandum accounts, the current level of liabilities reflected on our balance sheet for the 2017 and 2018 wildfire and mudslide events and timely resolution of SCE’s capital structure waiver request. If there is a material change in these wildfire-related assumptions, we will then re-evaluate our balance sheet requirements using the same framework that drove our current and prior year plans, that is, we will work to maintain our investment grade ratings and our financing approach will be consistent with that objective.